Exhibit 3 A (16)

Mercantile Bankshares Corporation
CERTIFICATE OF CORRECTION

Mercantile Bankshares Corporation, a Maryland corporation having its principal office in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

First:	The title of the document being corrected is Articles of Amendment.

Second:	The name of the party to the document being corrected is Mercantile Bankshares Corporation.

Third:	The date that the document being corrected was filed is April 26, 1990.

Fourth:	The following provision of the Articles of Amendment is hereby corrected as follows:

The final paragraph, which now reads as follows.

IN WITNESS WHEREOF, Mercantile Bankshares Corporation, has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on April 27, 1990.

is corrected to read as follows:

IN WITNESS WHEREOF, Mercantile Bankshares Corporation, has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on April 26, 1990.

Fifth:	The execution of the Articles of Amendment was not defective.

IN WITNESS WHEREOF, Mercantile Bankshares Corporation has caused these presents to be signed in its name on its behalf by its President and witnessed by its Secretary on June 25, 2002.

WITNESS:	MERCANTILE BANKSHARES CORPORATION

/s/ ALAN D. YARBRO	/s/ EDWARD J. KELLY, III
Alan D. Yarbro, Secretary	Edward J. Kelly, III President and Chief Executive Officer

THE UNDERSIGNED, President and Chief Executive Officer of Mercantile Bankshares Corporation, who executed on behalf of the Corporation this Certificate of Correction hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein are true in all material respects under the penalties of perjury.

/s/ EDWARD J. KELLY, III
Edward J. Kelly, III President and Chief Executive Officer